Q2 2021 Earnings and Business Update Call

Sanara
MedTech
Evidence Based Healing

Disclaimers

This presentation contains forward-looking statements that discuss expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Sanara MedTech Inc. (the "Company," "Sanara," "we," "our" or "us"). All statements other than statements of historical fact contained herein are forward-looking statements. These statements may be identified by terms such as "may," "will," "would," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplates," "believes," "estimates," "predicts," "preliminary," "potential" or "continue" or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include statements regarding the anticipated benefits of the Rochal acquisition, the development of new products and expansion of the Company's business in telehealth and wound care. These items involve risks, contingencies and uncertainties such as Sanara's ability to successfully integrate the acquired business and operations of Rochal, including Sanara's ability to retain key employees following the acquisition, unexpected costs or expenses that may result from the Rochal acquisition, uncertainties associated with the development and process for obtaining regulatory approval for new products, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q as well as other documents the Company files with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. Forward-looking statements contained in this presentation are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

This presentation contains statistical and market data that we obtained from industry publications, reports generated by third parties, third-party studies and public filings. Although we believe that the publications, reports, studies and filings are reliable as of the date of this presentation, we have not independently verified such statistical or market data.

The trademarks and service marks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products.

CAUTION: This presentation concerns certain products that are under clinical investigation and which have not yet been cleared for marketing by the U.S. Food and Drug Administration. These products are currently limited by federal law to investigational use, and no representation is made as to the safety or effectiveness of these products for the purposes for which they are being investigated.

Overview

Sanara MedTech

Commentary on Q2 2021

- **Financial Update**
  - Record revenue quarter with sales of $6.3 million and a net loss of $1.2 million driven by continued growth in surgical product sales
  - Cash on hand: $24.4 million at the end of the quarter
- **Surgical Products Sales**
  - Continuing focus on increasing facility approvals, product adoption, and adding high-quality, experience salespeople to the team
- **Product Pipeline**
  - Continuing development program for multiple strategic products; anticipate submitting 510(k) applications for several products in the next 24-36 months
- **WounDerm Pilots**
  - Sanara is actively engaged in pilot discussions to prove the efficacy of its solutions and demonstrate the Company's overall value proposition related to costs and outcomes
- **Rochal Asset Acquisition (Subsequent Event)**
  - Company has in house dedicated R&D team
  - Strengthens Sanara's expertise in areas of regulatory, compliance, manufacturing, and quality control

Surgical Products

Surgical Overview

- 26 Regional Sales Managers ("RSMs") and Territory Sales Managers ("TSMs")
- CellerateRX Surgical sold in over 300 hospitals/ASCs as of June 30, 2021
- CellerateRX Surgical sold in hospitals/ASCs across 21 states[1] as of June 30, 2021
- CellerateRX Surgical approved for use in over 900 hospitals/ASCs
- Total estimated available market in the United States:
  - 6,090 hospitals[2]
  - 5,700 ASCs[3]


POWDER
Cellerate RX Surgical



(1) Number based on a minimum a $50,000 annual run rate for the quarter.
(2) American Hospital Association. Fast Facts on U.S. Hospitals, 2021.
(3) Becker's ASC Review dated June 19, 2020 referencing CMS data from May 2020 as reported by ASCA.

Cook - Sanara Partnership Products

- Executed in December 2020
- Exclusive marketing agreement for Sanara to purchase, market, and distribute three advanced biologics products:
  - FORTIFY TRG™ Tissue Repair Graft
  - FORTIFY FLOWABLE™ Extracellular Matrix
  - VIM™ Amnion Matrix

	FORTIFY TRG™ Tissue Repair Graft	FORTIFY FLOWABLE™ Extracellular Matrix	VIM™ Amnion Matrix
Benefits	✓ Ideal for reinforcement of soft tissue ✓ Available in multiple sizes ✓ Can be cut to size to accommodate patient anatomy	✓ Maintains and supports a healing environment for wound management ✓ Provides a natural, complex ECM scaffold for cellular invasion and capillary growth	✓ Minimally processed to decellularize the material while maintaining the structure and components of the extracellular matrix environment ✓ Shown to retain ECM components that are important for normal cell processes and wound healing
Regulatory	▪ 510(k) cleared ▪ Terminally sterilized	▪ 510(k) cleared ▪ Terminally sterilized	▪ Terminally sterilized ▪ Collected from consenting donors, tested for infectious diseases, and determined eligible for transplantation by a licensed Medical Director
Indications	▪ Implantation to reinforce soft tissue	▪ Partial and full-thickness wounds, pressure ulcers, venous ulcers, diabetic ulcers, chronic vascular ulcers, tunneled/undermined wounds, surgical wounds (donor sites/grafts, post-Mohs surgery, post-laser surgery, podiatric, wound dehiscence), trauma wounds (abrasions, lacerations, second-degree burns, and skin tears) and draining wounds.	▪ Intended for homologous use as a wound covering or barrier in surgical, orthopedic, ophthalmic, and wound applications

Product Pipeline

	CuraShield Anti-Microbial Barrier Film	Debridement Technology	Next Generation CellerateRX	Next Generation HYCOL	BIASURGE
Description	• Intended for application on minor wounds and damaged skin as a liquid, film-forming barrier, which creates a waterproof, breathable film dressing, protecting the wound or damaged skin • Product is biocompatible, non-stinging, and fast drying	• Leverages the body's own enzymes and moisture to rehydrate, soften and liquefy devitalized tissue • The majority of wound dressings, such as hydrogels, hydrocolloids, and hydrofibres, debride by the process of autolysis	• Second generation CellerateRX • CellerateRX Surgical is a medical hydrolysate of Type I bovine collagen indicated for the management of surgical, traumatic, and partial- and full-thickness wounds as well as first- and second-degree burns	• Second generation HYCOL • Medical hydrolysate of Type I bovine collagen intended for the management of full and partial thickness wounds including pressure ulcers, venous and arterial leg ulcers and diabetic foot ulcers.	• Sterile BIAKŌS product for use in surgical settings • Product will be the first "leave in" biofilm and antimicrobial irrigant for surgery
Status	• Exploring manufacturing solutions and potential partnerships	• Finalizing formulation • Expecting to file 510(k) in 2022	• Strategy development for next generations products	• Strategy development for next generations products	• Production for testing to start in Q3 2021 • Expecting to file 510(k) in 2022
Licensing	• Licensed from Rochal Industries, LLC	• Licensed from Rochal Industries, LLC	• Licensed from Applied Nutritionals, LLC	• Licensed from Applied Nutritionals, LLC	• Licensed from Rochal Industries, LLC

Q2 2021Financial Highlights

Sanara MedTech

Overview

- **Revenue**
  - Generated $6.3 million in revenue for the three months ended June 30, 2021 versus $3 million for the three months ended June 30, 2020 (112% increase)
  - Generated $11.3 million in revenue for the six months ended June 30, 2021 versus to $6.5 million for the six months ended June 30, 2020 (74% increase)
  - Higher revenues in 2021 were primarily due to increased sales of surgical wound care products as a result of our sales force expansion last year and our continuing strategy to expand our independent distribution network in both new and existing U.S. markets.

- **Net Loss**
  - The Company had a net loss of $1.2 million for the three months ended June 30, 2021, compared to net loss of $1.1 million for the three months ended June 30, 2020.
  - The Company had a net loss of $2.4 million for the six months ended June 30, 2021, compared to net loss of $3 million for the six months ended June 30, 2020.
  - The improvement in our net loss for the six months ended June 30, 2021 was primarily due to higher sales revenues in 2021 compared to the same period in 2020.

- **Cash as of June 30, 2021:** $24.4 million

Rochal Asset Acquisition

Purchase Price

- Approximately $1.0 million, consisting of $0.5 million in Sanara common stock and approximately $0.5 million in cash

Continued Partnership and Parallel Interests

- Sanara has right of first refusal for excluded products currently under development.
  - If Sanara chooses not to license the product, Rochal will pay Sanara 50% of any proceeds it receives from monetizing the product
- For a three-year period after the transaction, Rochal will be entitled to receive 25% of any licensing fees or royalties for products developed during that time period
- For a three-year period after the transaction, Rochal will be entitled to receive an amount in cash equal to 25% of any grant proceeds actually received by Rochal or Sanara

Transaction Benefits

- Combines a technical team with extensive experience in commercializing technology innovations with our extensive distribution network
- The R&D team has the ability to take data collected by the Company and develop products uniquely suited to address patients' wound and skin conditions
- Strengthens expertise in areas of regulatory, compliance, manufacturing, and quality control
- Formalizes parallel interests for Sanara and the research team while simplifying ownership

Excluded Assets

- Certain license agreements for products already licensed to Sanara
- One silicone FDA 510(k) cleared product
- Rights to five products currently under development